UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2014
KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Kinder Morgan, Inc. (“KMI”), Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”) intend to participate in the following conferences to discuss the business and affairs of KMI, KMP, KMR and EPB. Interested parties will be able to view the materials to be presented at each conference by visiting our web site at: http://www.kindermorgan.com/investor/presentations.

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Jefferies 2014 Global Energy Conference on Wednesday, November 12, 2014 in Houston, TX. The presentation will also be accessible by audio webcast (both live and on-demand) on our website at the above address. The live presentation is scheduled to begin at 11:00 a.m. CST. An archived webcast of the presentation will remain available for at least 90 days on our website at the above address.

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Bank of America Merrill Lynch 2014 Global Energy Conference on Friday, November 14, 2014 in Miami, FL. The presentation will also be accessible by audio webcast (both live and on-demand) on our website at the above address. The live presentation is scheduled to begin at 8:45 a.m. EST. An archived webcast of the presentation will remain available for at least 90 days on our website at the above address.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: November 10, 2014	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President

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